Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-192946) of Perrigo Company plc of our report dated November 17, 2014 relating to of the consolidated financial statements of Omega Pharma Invest NV, included in this Current Report on Form 8-K of Perrigo Company plc dated November 20, 2014.

PricewaterhouseCoopers Reviseurs d’Entreprises scrl, represented by Peter Opsomer BVBA; represented by its fixed representative,

/s/ Peter Opsomer

Gent, Belgium

November 20, 2014